UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

INPIXON

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

Compliance with Nasdaq Continued Listing Requirement

As previously reported, on May 19, 2017, Inpixon (the “Company”) received written notice from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it no longer complied with Nasdaq Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in stockholders’ equity (the “Minimum Stockholders’ Equity Requirement”) or to demonstrate compliance with any alternative to such requirement. On October 24, 2017, the Company received notification (the “Staff Delisting Determination”) from Nasdaq that the Company had not regained compliance with the Minimum Stockholders’ Equity Requirement. The Company appealed the Staff Delisting Determination and requested a hearing that was held on December 7, 2017. As a result, the suspension and delisting was stayed pending the issuance of a written decision by the Nasdaq Hearings Panel (the “Panel”). By decision dated December 14, 2017, the Panel granted the Company’s request for a further extension, through April 23, 2018, to evidence compliance with the $2,500,000 stockholders’ equity requirement.

On April 20, 2018, the Company announced the pricing of a registered best-efforts public offering of units consisting of Series 4 preferred stock and warrants to purchase common stock, which is scheduled to close on or about April 24, 2018 (“Offering”). Upon the closing of this Offering, the Company’s stockholders’ equity will exceed the continued listing requirement of $2.5 million in stockholders’ equity as set forth in Nasdaq Listing Rule 5550(b)(1).

Press Release

On April 23, 2018, the Company issued a press release announcing the filing of a Form 10 Registration Statement with the U.S. Securities and Exchange Commission in connection with the planned spin-off of its wholly-owned subsidiary, Inpixon USA (including its subsidiary, Inpixon Federal, Inc.), which is expected to be renamed “Sysorex, Inc.” (“Sysorex”) following the consummation of the spin-off transaction. Following the spin-off there be two distinct, publicly traded companies, Inpixon and Sysorex.

The strategic goal of the spin-off is to create two public companies, each of which will be better positioned to capitalize on growth opportunities and have a greater focus on their own individual strengths and operational plans.

In order to effect the proposed transaction, Inpixon intends to distribute shares of Sysorex’s common stock as a dividend to holders of Inpixon’ s common stock and certain other holders of Inpixon warrants that may be entitled to participate in the distribution as of a record date to be determined. The spin-off is subject to certain conditions, including, without limitation, the effectiveness of a Form 10 registration statement with the Securities and Exchange Commission, the approval for quotation of Sysorex’ s common stock on the OTCQB Venture Market operated by OTC Markets Group, Inc., final approval from Inpixon’s Board of Directors and other customary conditions. No assurance can be provided as to the timing of the completion of the spin-off or that all conditions to the spin-off will be met. Furthermore, until the distribution has occurred, Inpixon will have the right to terminate the distribution, even if all of the conditions are satisfied.

Upon the completion of the proposed transaction, the Company plans to continue to focus its operations related to the development of its indoor positioning analytics technology.

Cautionary Note Regarding Forward-Looking Statements

This current report contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the planned spin-off. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the U.S. Securities Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on April 23, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: April 23, 2018	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on April 23, 2018

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